HANSEN, BARNETT & MAXWELL
 A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS            Registered with the Public Company
            AND                         Accounting Oversight Board
   BUSINESS CONSULTANTS
  5 Triad Center, Suite 750                     an independent member of
Salt Lake City, UT 84180-1128                   Baker Tilly
    Phone: (801) 532-2200                       International
     Fax: (801) 532-7944
       www.hbmcpas.com



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Cirtran Corporation's Registration Statement on Form S-8, pertaining to 40,000,000 shares of common stock, of our report dated March 11, 2004, with respect to the consolidated financial statements of CirTran Corporation and Subsidiary included in its Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                /s/ Hansen, Barnett & Maxwell

                                                     HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
December 17, 2004